Hatteras Alternative Mutual Funds Trust

Certificate of Secretary

September 1, 2015

The undersigned, J. Michael Fields, Secretary of Hatteras Alternative Mutual Funds Trust (the “Trust”), hereby certifies that set forth below is a copy of the resolutions adopted by the Trust’s Board of Trustees authorizing the signing by J. Michael Fields or Robert Lance Baker on behalf of the principal executive officer and principal financial officer of the Trust pursuant to a power of attorney:

RESOLVED, that the execution of a power of attorney by any officer or Trustee of Hatteras Alternative Mutual Funds Trust (the “Trust”) who may be required to execute any Registration Statement or amendment thereto of the Trust on Forms N-1A or N-14 (each, an “Executing Officer”), which power of attorney appoints J. Michael Fields and Robert Lance Baker, each an officer of the Trust, each individually with power of substitution or resubstitution, his or her true and lawful attorneys-in-fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof, is ratified and approved; and it is

FURTHER RESOLVED, that each such Attorney-in-Fact may use such power of attorney to sign any Registration Statement or amendment thereto of the Trust on Forms N-1A or N-14, on behalf of an Executing Officer.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

By: /s/ J. Michael Fields J. Michael Fields Secretary